Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of November 24, 2014 (this “Amendment”) is entered into by and among Golub Capital BDC Revolver Funding LLC, a Delaware limited liability company (the “Borrower”), Golub Capital BDC, Inc., a Delaware corporation (the “Servicer”), the Lenders party hereto (the “Lenders”) and The PrivateBank and Trust Company, an Illinois banking association, as the administrative agent (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

R E C I T A L S

WHEREAS, the Borrower, the Servicer, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of November 22, 2013, as amended (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement pursuant to Section 11.1 thereof in certain respects as provided herein.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.    Amendments to Credit Agreement.

(a)             Section 1.1(a) of the Credit Agreement is hereby amended by deleting the word “and” at the conclusion of clause (a) of the defined term “Concentration Limits,” replacing the “.” at the conclusion of clause (b) of the defined term “Concentration Limits” with “; and” and adding a new clause (c) of the defined term “Concentration Limits” as follows:

(c)        the sum of the Outstanding Loan Balances of Eligible Loans that are One Stop Loans (i) to a single Obligor (including any Affiliates thereof) shall not exceed $1,875,000 and (ii) in the aggregate, shall note exceed $10,000,000 (provided, that in no event shall the sum of the outstanding amount of One Stop Loans under this clause (c) plus the outstanding amount of “One Stop Loans” under clause (f) of the defined term “Concentration Limits” in Section 1.1(a) of that certain Credit Agreement dated as of August 18, 2008 by and among Golub Capital Incorporated, Golub Capital Partners VI, L.P., Golub Capital Revolver Funding LLC, each of the lenders from time to time party thereto and the Administrative Agent, exceed $10,000,000 ).

(b)            Section 1.1(a) of the Credit Agreement is hereby amended by deleting clause (e) of the defined term “Eligible Loan” and replacing it with the following:

(e)          (1) with respect to any Non-Asset Based Loan that is not a Pari Passu Loan, such Loan has (a) a Total Leverage Ratio less than 4.0 and (b) a Loan Leverage Ratio less than 1.25, (2) with respect to any Pari Passu Loan, such Loan has (a) a Total Leverage Ratio less than or equal to 5.25 and (b) a Pari Passu Loan Leverage Ratio less than or equal to 4.00 and (3) with respect to any One Stop Loan, such Loan has a Total Leverage Ratio less than or equal to 5.25;

(c)            Section 1.1(a) of the Credit Agreement is hereby amended by deleting the defined term “Facility Termination Date” and replacing it with the following:

“Facility Termination Date”: November 22, 2020, or such later date which is (x) five years following any Anniversary Date with respect to which a Non-Renewal Notice is delivered pursuant to Section 2.1(c) or (y) six years following any Anniversary Date with respect to which a Non-Renewal Notice is not delivered pursuant to Section 2.1(c).

(d)           Section 1.1(a) of the Credit Agreement is hereby amended by deleting the defined term “Interest Rate” and replacing it with the following:

“Interest Rate”: For the applicable period and for each Advance outstanding for each day during such period, a per annum interest rate equal to (a) at all times during the period from the date hereof to November 22, 2015, (i) the LIBOR Rate plus 3.50% or (ii) the Prime Rate plus 1.50% and (b) at all other times, (i) the LIBOR Rate plus 2.50% or (ii) the Prime Rate plus 0.50%.

(e)          Section 1.1(a) of the Credit Agreement is hereby amended by adding the following definition:

“One Stop Loan”: Any Loan that is a “unitranche” Loan which constitutes the Obligor’s total debt financing.

SECTION 2.    Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Credit Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Credit Agreement, the “Credit Agreement,” “hereof,” “herein,” or words of similar effect referring to the Credit Agreement shall be deemed to mean the Credit Agreement as amended hereby. This Amendment shall not constitute a novation of the Credit Agreement, but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement other than as expressly set forth herein.

2

SECTION 3.    Representations.

Each of the Borrower and the Servicer represents and warrants as of the date of this Amendment as follows:

(i)                 it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)               the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by- laws, or other organizational documents, or (B) any Applicable Law;

(iii)              no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv)              this Amendment has been duly executed and delivered by it; and

(v)               this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

SECTION 4.    Conditions to Effectiveness.

This Amendment is conditioned upon and shall not be effective unless this Amendment has been duly executed by, and delivered to, the parties hereto.

SECTION 5.    Miscellaneous.

(a)                This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)               The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                This Amendment may not be amended or otherwise modified except as provided in the Credit Agreement.

(d)               The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)                Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)                This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

3

(g)               THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)                The Borrower shall bear the costs associated with the documentation of this Amendment.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GOLUB CAPITAL BDC REVOLVER

FUNDING LLC, as Borrower

By: /s/ David B. Golub____________________
Name: David B. Golub
Title: Chief Executive Officer

GOLUB CAPITAL BDC, INC.,
as Servicer

By: /s/ David B. Golub____________________
Name: David B. Golub
Title: Chief Executive Officer

[Signatures Continued on the Following Page]

THE PRIVATEBANK AND TRUST

COMPANY, as Administrative Agent and

Lender

By: /s/ Allison N. Reinke__________________
Name: Allison N. Reinke
Title: Associate Managing Director